EXHIBIT 99.1

Acura Pharmaceuticals Named in Purported Class Action Securities Litigation

PALATINE, Ill., Sept. 13, 2010 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today announced that it and certain of its current and former executive officers have been named as defendants in a purported class action lawsuit filed on September 10, 2010 in the United States District Court for the Northern District of Illinois, Eastern Division. The complaint alleges that the Company and certain executive officers violated federal securities laws by making false or misleading statements, or failing to disclose material facts in order to make statements not misleading, during the period February 21, 2006 through April 22, 2010, relating to the Company's Acurox® product candidate, and that these statements artificially inflated the trading price of the Company's common stock to the detriment of shareholders who purchased shares during that time. Plaintiff seeks unspecified compensatory damages for the purported class.

Acura believes the claims are meritless and intends to defend this lawsuit vigorously.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc., is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits and impediments to abuse utilizing the Company's proprietary Aversion® Technology, Impede™ Technology, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements.  Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of Acrua Pharmaceuticals' Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is on file with the U.S. Securities and Exchange Commission.

ADMINISTRATIVE OFFICES

ACURA PHARMACEUTICALS, INC.

616 N. NORTH COURT, PALATINE, ILLINOIS 60067

ACUROX and AVERSION are registered trademarks and IMPEDE is a trademark of Acura Pharmaceuticals, Inc.

CONTACT:  Acura Pharmaceuticals, Inc.
          Peter Clemens, SVP & CFO
          847-705-7709